                                  EXHIBIT 3-F

   Certificate to change name from Conectiv, Inc. to Conectiv filed with the Delaware Secretary of State pursuant to Section 102(a) of the Delaware General
                                Corporation Law

                                CONECTIV, INC.

                          ACKNOWLEDGMENT AND REQUEST

                          PURSUANT TO SECTION 102(A)
                                    OF THE
                       DELAWARE GENERAL CORPORATION LAW


          CONECTIV, INC. (the "Corporation"), a corporation duly organized under
                               -----------
the laws of the State of Delaware, DOES HEREBY CERTIFY AND ACKNOWLEDGE that:

          (1) The Certificate of Merger of Atlantic Energy, Inc., a New Jersey corporation, with and into the Corporation (the "Certificate of Merger") is being filed contemporaneously herewith. The Corporation will be the surviving corporation of the merger to be effected pursuant to the Certificate of Merger. Pursuant to the Certificate of Merger, the certificate of incorporation of the Corporation will be amended to change the name of the Corporation to "Conectiv".

          (2) As of the effective time set forth in the Certificate of Merger, the total assets (as that term is defined in subsection (i) of Section 503 of the Delaware General Corporation Law) of the Corporation will be not less than $10,000,000.

          Pursuant to Section 102(a)(1) of the Delaware General Corporation Law, the Corporation hereby requests a waiver from the Division of Corporations of the Secretary of State of the State of Delaware of the requirement set forth in
Section 102(a) of the Delaware General Corporation Law that the name of a corporation shall contain one of the following words "association," "company," "corporation," "club," "foundation," "fund," "incorporated," "institute," "society," "union," "syndicate," or "limited," or such other appropriate abbreviation, and that the name of the Corporation be permitted to be changed to "Conectiv".


Dated:  February 27, 1998                      CONECTIV, INC.

                                               By: /s/ B. S. Graham
                                                   ----------------
                                                   Barbara S. Graham
                                                   President